UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2013 (December 12, 2013)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition or Assets.

On December 12, 2013, Cumulus Media Inc. (the “the Company”) completed its previously announced acquisition of Dial Global, Inc., now known as WestwoodOne, Inc. (“WestwoodOne”), an independent, full-service radio network company, offering news, sports, formats, prep, talk and music programming, jingles and imaging, and special events, as well as national advertising sales representation (the “WestwoodOne Acquisition”).

In accordance with the terms of the agreement and plan of merger, dated August 30, 2013, by and among Holdings, WestwoodOne, Cardinals Merger Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), and DG LA Members, LLC (the “Merger Agreement”) governing the WestwoodOne Acquisition, at the effective time of the WestwoodOne Acquisition, Merger Sub was merged with and into WestwoodOne, and WestwoodOne became a wholly owned subsidiary of the Company. In connection therewith, all of the issued and outstanding shares of capital stock of WestwoodOne were automatically cancelled and converted into the right to receive an aggregate of approximately $45.0 million in cash, and WestwoodOne repaid all of its outstanding indebtedness. The payment of the purchase price to complete the WestwoodOne Acquisition (including the cash used to repay approximately $215.0 million of WestwoodOne’s outstanding indebtedness) was funded from cash on hand, which included approximately $238.0 million in cash proceeds from the Company’s previously completed sale of 53 radio stations in 12 small and mid-sized markets on November 14, 2013 to Townsquare Media, LLC.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

Pursuant to an agreement entered into by the parties to the Merger Agreement at closing, $22.5 million of the purchase price was placed in escrow (the “Escrow Fund”) pending the completion of an ongoing investigation by the Antitrust Division of the Department of Justice (the “DOJ”) relating to the WestwoodOne Acquisition. The Escrow Fund will be available to compensate Cumulus for expenses in defending the investigation and to the extent Cumulus incurs any loss as a result of any final remedial action taken by the DOJ with respect to its investigation.

On December 12, 2013, the Company issued a press release announcing the completion of the WestwoodOne Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by this reference.

Item 9.01 — Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of WestwoodOne required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated August 30, 2013, by and among Cumulus Media Holdings Inc., Dial Global, Inc., Cardinals Merger Corporation and DG LA Members, LLC.

99.1	Press release, dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
Name: J.P. Hannan
Title: Senior Vice President, Treasurer and Chief Financial Officer

Date: December 12, 2013

Exhibit Index

Number	Exhibit

2.1	Agreement and Plan of Merger, dated August 30, 2013, by and among Cumulus Media Holdings Inc., Dial Global, Inc., Cardinals Merger Corporation and DG LA Members, LLC.

99.1	Press release, dated December 12, 2013.